UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2005

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 14, 2005, Boston Scientific Corporation (the “Company”) entered into an Underwriting Agreement, dated November 14, 2005, as supplemented by the Terms Agreement, dated November 14, 2005 (as so supplemented, the “Underwriting Agreement”), among the Company and JP Morgan Securities Inc., Deutsche Bank Securities Inc. and UBS Securities LLC (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $400 million aggregate principal amount of the Company’s 5.50% Notes due 2015 and $350 million aggregate principal amount of the Company’s 6.25% Notes due 2035 (the “Notes”) under the Company’s existing shelf registration statement. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

ITEM 8.01    OTHER EVENTS.

On November 17, 2005, the Company completed the offering of the Notes under its existing shelf registration statement. The Company plans to use the proceeds of the offering to repay commercial paper borrowings and for other general corporate purposes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

ExhibitNo.	Description

1.1
Underwriting Agreement, dated November 14, 2005, as supplemented by the Terms Agreement, dated November 14, 2005, among Boston Scientific Corporation, JP Morgan Securities Inc., Deutsche Bank Securities Inc. and UBS Securities LLC

4.1	Form of Global Security for the 5.50% Notes due 2015

4.2	Form of Global Security for the 6.25% Notes due 2035

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: November 17, 2005	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel